Exhibit 4.4

BAZAARVOICE, INC.

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made as of February 9, 2010 by and among Bazaarvoice, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Schedule A attached hereto (each, an “Investor” and collectively, the “Investors”) and the persons listed on Schedule B hereto (each, a “Founder, and collectively, the “Founders”). The Founders and the Investors are referred to herein collectively as the “Voting Parties.”

R E C I T A L S

WHEREAS, the Company and certain of the Investors are parties to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Series E Agreement”);

WHEREAS, the Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) filed in connection with the consummation of the transactions contemplated by the Series E Agreement provides that (i) the holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director (the “Series A/B Director”), (ii) the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director (the “Series C Director” and, together with the Series A/B Director, the “Preferred Stockholder Directors”) and (iii) the remaining directors shall be elected by the holders of a majority of the Common Stock and Preferred Stock, voting together as a single class;

WHEREAS, the Company, the Founders and the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the “Prior Parties”) have previously entered into that certain Amended and Restated Voting Agreement dated as of May 30, 2008 (as amended, the “Prior Agreement”);

WHEREAS, pursuant to Section 4(d) thereof, the Prior Agreement may be amended by the written consent of the Company and the Majority Investors (as defined therein); and

WHEREAS, in order to induce certain of the Investors to purchase shares of Series E Preferred Stock pursuant to the Series E Agreement, the Prior Parties desire to enter into this Agreement in order to amend, restate and supersede the Prior Agreement and hereby agree that this Agreement shall govern the voting obligations of the Investors and Founders and certain other matters as set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Voting Agreement.

(a) During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

(b) For purposes of determining under this Agreement whether Brett A. Hurt holds forty percent (40%) of the then-outstanding shares of Common Stock, Brett A. Hurt shall be deemed to be the holder of any shares of Common Stock held by (i) the BAH Trust, (ii) a corporation, partnership, trust or any other entity owned exclusively by Brett A. Hurt or his family or (iii) a custodian, trustee, executor or fiduciary exclusively for the account of Brett A. Hurt.

2. Election of Boards of Directors. During the term of this Agreement, each Voting Party agrees to vote all Shares, now owned or hereafter acquired, in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following individuals:

(a) for so long as Brett A. Hurt holds at least forty percent (40%) of the then-outstanding shares of Common Stock, one designee (the “Common Director”) of the Founders holding a majority of the then-outstanding shares of Common Stock held by the Founders (initially to be Brett A. Hurt); provided, however, that at any time after Brett A. Hurt no longer holds at least forty percent (40%) of the then-outstanding shares of Common Stock, the Company’s then-current Chief Executive Officer (or, if the Company shall not have a Chief Executive Officer, the person then-serving as the Company’s President) shall serve as the Common Director;

(b) one designee of Austin Ventures VIII, L.P. (“AV”) as the Series A/B Director (initially to be Chris Pacitti);

(c) one designee of Battery Ventures VIII, L.P. (“Battery”) as the Series C Director (initially to be Neeraj Agrawal); and

(d) three designees (each, a “Mutual Director”) mutually agreed upon by each of the directors elected pursuant to subsections 2(a), (b) and (c) above (initially to be Ed Keller and Dev Ittycheria, with the remaining designee to be appointed after the date hereof).

(e) Removal; Vacancies. In the event of any vacancy in the Board of Directors, each Voting Party agrees to vote all of their Shares as provided in this Section 2. Each Voting Party agrees to vote all Shares for the removal of a director whenever there shall be presented to the Board of Directors the written direction that such director be removed: (i) in the case of the Common Director, signed by (A) the Founders holding a majority of the then-outstanding shares of Common Stock held by the Founders for so long as Brett A. Hurt holds at least forty percent (40%) of the then-outstanding shares of Common Stock or (B) by the then-current Chief Executive Officer (or, if the Company shall not have a Chief Executive Officer, the person then-serving as the Company’s President) at any time after Brett A. Hurt no longer holds at least forty percent (40%) of the then-outstanding shares of Common Stock; (ii) in the case of the Series A/B Director, signed by AV; (iii) in the case of the Series C Director, signed by Battery; and (iv) in the case of a Mutual Director, signed by (A) the Common Director and (B) each of the Preferred Stockholder Directors.

(f) Grant of Proxy. To secure the Voting Parties’ obligations with respect to their Shares in accordance with this Agreement, each Voting Party hereby appoints the then-current Chairman of the Board of Directors and the then-current Chief Executive Officer of the Company, or either of them from time to time, or their designees, as such Voting Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Shares in favor of the matters set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Voting Party if, and only if, such Voting Party fails to vote all of such Voting Party’s Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Voting Party’s written consent or signature. The proxy and power granted by each Voting Party pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Shares. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 2 by any party, that this Section 2 shall be specifically enforceable, and that any breach or threatened breach of this Section 2 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(g) Covenants of the Company. The Company agrees to take all actions reasonably required to ensure that the rights given to the parties hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination of the each such party’s designee for election as a director of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Investors hereunder against impairment.

3. Legend. Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares the following restrictive legend (the “Legend”):

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT AMONG THE STOCKHOLDER AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

4. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO

AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties to this Agreement. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such Shares are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all provisions hereof as if such person were a Founder or Investor, as applicable. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Entire Agreement. This Agreement, including the exhibits attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(d) Termination; Amendment; Waiver. This Agreement shall terminate in its entirety and be of no further force or effect upon the earliest to occur of (i) the closing of a Qualified IPO (as defined in the Restated Certificate, as amended from time to time); (ii) (A) the closing of the Company’s sale of all or substantially all of its assets or (B) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity exclusively by virtue of shares received in such transactions or series of related transactions with respect to shares of the Company’s capital stock; or (iii) with the written consent of (A), for so long as Brett A. Hurt holds at least forty percent (40%) of the then-outstanding shares of Common Stock, the Founders holding at least a majority of the shares of Common Stock then held by the Founders (the “Majority Founders”), (B) the Investors holding at least a majority of the shares of the Preferred Stock held by the Investors, voting together as a single class (the “Majority Investors”) and (C) for so long as Battery holds at least 600,000 shares of Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations), Battery. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Majority Investors; provided, however, that (A) so long as Brett A. Hurt holds at least forty percent (40%) of the then-outstanding shares of Common Stock, the right of the Founders to designate a director pursuant to Section 2(a) may not be eliminated or waived without the written consent of the Majority Founders; and (B) so long as Battery holds at least 600,000 shares of Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations), the right of Battery to designate a director pursuant to Section 2(c), and the rights of Battery under this Section 4(d), may not be eliminated, amended or waived without the written consent of Battery. Any termination, amendment or waiver effected in accordance with this subsection 4(d) shall be binding upon each Investor, each Founder and the Company.

(e) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by certified United States mail, postage prepaid, return receipt requested, sent by facsimile or sent by electronic mail directed (a) if to a Founder, at such address, facsimile number or electronic mail address set forth on Schedule B to this Agreement, or at such other address as a Founder shall, from time to time, designate by ten (10) days’ advance written notice to the Company, (b) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth on Schedule A to this Agreement, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the Company or (c) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to each Investor. All such notices and other communications shall be effective or deemed given upon personal delivery, five (5) days after mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Founder and Investor agrees that such notice may given by facsimile or by electronic mail.

(f) Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of the another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(g) Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(h) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(j) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

(k) Sale, Sell, Transfer, etc. The words “sale,” “sell,” “transfer,” and the like shall include any disposition by way of transfer with or without consideration, to any persons for any purpose and include, without limitation, public or private offerings, exchanges, mergers, consolidations, reorganizations, redemptions, or any other transaction affecting the stock of the Company held by the Founders and Investors.

(l) Ownership. Each Investor and each Founder represents and warrants that, as of the date hereof, such Founder or Investor is the sole and legal owner, beneficially and of record, of the Shares set forth opposite the name of such Investor on Schedule A or such Founder on Schedule B and that no other person has any right, title or interest (other than a community property interest) in such shares.

(m) Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the shares of Common Stock or Preferred Stock held by the Founders or Investors shall become subject to the terms of this Agreement.

(n) Joint Product. This Agreement is the joint product of the Company and the parties hereto, and each provision hereof and thereof has been the subject of mutual consultation, negotiation and agreement of the Company and the parties hereto and shall not be construed against any party hereto.

(o) Prior Agreement. Upon the execution hereof by the Company and the Majority Investors (as defined in the Prior Agreement), this Agreement shall amend, restate and supersede the Prior Agreement, such that the Prior Agreement shall be of no further force or effect.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Brett A. Hurt,
President

Address:
3900 N. Capital of Texas Highway, Suite 300
Austin, TX 78746
Fax: 512-732-9997

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

“Founders”

/s/ Brant Barton
Brant Barton

/s/ Brett A. Hurt
Brett A. Hurt

BAH TRUST

By:	Debra J. Hurt
Debra Hurt,
Trustee

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

“Investor”

EA PRIVATE INVESTMENTS, LLC

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

EASTERN ADVISOR FUND, LP

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

EASTERN ADVISOR OFFSHORE FUND, LTD

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

“Investor”

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, L.L.C.,
its general partner

By:	/s/ Neeraj Agrawal

Name:	Neeraj Agrawal

Title:	Managing Member

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

“Investor”

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.,
its general partner

By:	/s/ Chris Pacitti

Name:	Chris Pacitti

Title:	General Partner

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED VOTING AGREEMENT

SCHEDULE A

Schedule of Investors

Investor’s Name and Address

EA Private Investments, LLC

Eastern Advisor Fund, LP

Eastern Advisor Offshore Fund, LTD

101 Park Avenue, 33/F

New York, NY 10178

Fax: 212-984-2331

Attn: Mitchell Green

Scott Booth

mitchell@easternadvisors.com

Battery Ventures VIII, L.P. Reservoir Woods 930 Winter Street, Suite 2500 Waltham, MA 02451 Fax: (781) 478-6601 Attn: Neeraj Agrawal) neeraj@battery.com

Austin Ventures VIII, L.P. 300 W. 6th Street, Suite 2300 Austin, Texas 78701 Fax: 512.476.3952 Attn: Chris Pacitti cpacitti@austinventures.com

Constantin Partners II, LLC 119 Forbes Ave. San Rafael, CA 94901 Attn: Julie Constantin julieconstantin@comcast.net

Steven M. Katz [***]

First Round Capital 2005 LP 100 Four Falls Corporate Center Suite 104 West Conshohocken, PA 19428 Fax: 610.834.7635 Attn: Jeffrey Donnon Email: jeff@firstround.com

First Round Jingle LP 100 Four Falls Corporate Center Suite 104 West Conshohocken, PA 19428 Fax: 610.834.7635 Attn: Jeffrey Donnon Email: jeff@firstround.com

Peter Fader [***]

Dwight Foster [***]

Investor’s Name and Address

Robert Harteveldt [***]

Arthur Holcombe [***]

Ralph Mack [***]

Old Town Capital LLC 440 W. 62nd Street Burr Ridge, IL 60527 Attn: Jamie Crouthamel jc@oldtowncapital.com

David Reibstein [***]

Eric Simone [***]

Compete Investments, LLC 1239-A Parkway Austin, TX 78703 Attn: Eric Simone esimone@austin.rr.com

Bruce Spitzengel [***]

Bozeman LP [***]

European Founders Fund GmbH & Co. Beteiligungs KG Nr. 3 45 Lindenallee Koln Germany 50968

WS Investment Company LLC 650 Page Mill Road Palo Alto, CA 94304 Fax: 650.493.6811 Attn: Jim Terranova jterranova@wsgr.com

Suneet Paul [***]

Mack Capital, LLC Attn: Ralph Mack 13 Wrights Mill Road Armonic, NY 10504 rmack@mackcapital.net

First Round Capital 2007 Annex Fund LP Attn: Jeffrey Donnon 100 Four Falls Corporate Center Suite 104 W. Conshohocken, PA 19428 jeff@firstround.com

Investor’s Name and Address

First Round Capital 2007 Annex Fund Q-LP Attn: Jeffrey Donnon 100 Four Falls Corporate Center Suite 104 W. Conshohocken, PA 19428 jeff@firstround.com

Martin R. Lautman [***]

Christine Allegro [***]

Maples Investments II, L.P. Attn: Mike Maples, Jr. 2440 Sand Hill Road, Suite 100 Menlo Park, CA 94025 mike@maplesinvestments.com

Crown Violet, Ltd. Attn: Jeff Pennell P.O. Box 685259 Austin, TX 78768

GH1 Ventures, LLC Attn: Brian P. Grigsby 2520 Tanglewood Tr. Austin, TX 78703 brian@ravenvp.com

David E. Gibbs [***]

SCHEDULE B

Schedule of Founders

Founder	Shares of Common Stock

Brant Barton	664,813
[***]

Brett A. Hurt	5,552,546
[***]

BAH Trust	1,748,251
[***]

European Founders Fund GmbH	820,476	[1]
45 Lindenallee Koln
Germany 50968

EA Private Investments	562,745	[2]
101 Park Avenue, 33/F
New York, NY 10178

Hello Warrior Family Trust U/A/D 2/27/09	10,309	[2]
1045 Balboa Ave.
Burlingame, CA 94010

Sandberg-Goldberg Family Trust DTD 9/3/04	41,237	[2]
291 Polhemus Avenue
Atherton, CA 94027

Apercen Ventures I, LLC	206,185	[2]
314 Lytton Ave., Suite 200
Palo Alto, CA 94025

[1]	To be deleted as Founder at next financing, after transfer of all shares on 6/25/10
[2]	To be added as Founder at next financing, after transfer of shares from EFF on 6/25/10